Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference therein of our audit report dated March 8, 2022 (except as to Notes 1(c) and 1(d) which is as of January 26, 2024), included in its Annual Report on Form 20-F for the year ended October 31, 2023, filed with the Securities and Exchange Commission, in the Registration Statement on Form F-1 and related Prospectus of Clearmind Medicine Inc. dated February 7, 2024.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

February 7, 2024